Exhibit 10.7

AGREEMENT
AND
BILL OF SALE

     THIS AGREEMENT is made and entered into and effective this 10th. day of January 2006, by and between Blue Star Energy, Inc., whose principal address is 5525 Erindale Drive Suite 201, Colorado Springs, CO 80918 hereinafter called “Purchaser” and MCM Capital Management, Inc. whose address is 5525 Erindale Drive, Suite 201, Colorado Springs, CO 80918 “Seller”.

     WHEREAS, SELLER owns an interest in certain oil and gas properties described in Exhibit “A” attached hereto and made a part hereof together with an interest in any wells, well equipment, tank batteries, flow lines, machinery, other equipment and supplies, and other related fixtures and personal property on said oil and gas properties, together with interests in easements and rights of access to said oil and gas properties; and

     NOW, THEREFORE, SELLER, for and in consideration of the sum of twenty-three thousand six hundred twenty-five dollars ($23,625.00) to it paid by Purchaser, the receipt, adequacy and sufficiency of which are hereby acknowledged, does hereby sell, assign and convey unto Purchaser a seven and seven-eighths (7.875%) percent working interest, of its right, title and interest in and to the oil and gas properties described in Exhibit “A” together with a seven and seven-eighths (7.875%) percent working interest of its right, title and interest in and to all wells, permits, easements, licenses, servitude, well equipment, tank batteries, flow lines, gathering pipelines, inventory, machinery, equipment and supplies, and all related fixtures and personal property used or usable in connection with production of oil or gas from said oil and gas properties.

THIS BILL OF SALE IS MADE WITHOUT WARRANTIES, EXPRESSED OR IMPLIED IN FACT OR IN LAW, WHETHER OF TITLE, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, CONDITION OR SAFETY OF THE PROPERTY, COMPLIANCE WITH REGULATORY AND ENVIRONMENTAL REQUIREMENTS OR OTHERWISE.

     PURCHASER HEREBY AGREES THAT IT HAS INSPECTED THE LEASES AND ASSOCIATED AGREEMENTS, WELLS, PERSONAL PROPERTY AND EQUIPMENT CONVEYED HEREIN AND THAT IT ACCEPTS THE SAME “AS IS AND WITH ALL FAULTS”.

Purchaser hereby agrees to assume its proportionate responsibility for said wells, the casing and leasehold equipment in and on said wells, and all other personal property used in or in connection therewith from and after the effective date of this Bill of Sale, and Purchaser agrees to protect, defend, indemnify and hold Seller and its employees free and harmless from and against any and all costs, expenses, claims, demands and causes of action of every kind and character arising out of, incident to, or in connection with the leases, land, wells, casing, leasehold equipment, and other personal property hereby conveyed, or Purchaser’s or other parties; operations on said leases and said land, arising and occurring on or after the effective date of this Assignment and Bill of Sale. Seller agrees to fully indemnify and hold Purchaser harmless from any and all such claims or causes of action based upon some alleged act or omission of Seller or its employees arising or occurring prior to the effective date of this Bill of Sale.

THIS BILL OF SALE is to be treated as an occasional sale, and no sales tax is being collected from Purchaser. If, however, this transaction is later deemed to be other than an occasional sale, Purchaser agrees to be solely responsible for any and all sales taxes due on equipment, material and property hereby sold, and Purchaser shall remit such sales taxes to the proper taxing authority.

     ALL TAXES, including but not limited to ad valorem, property, severance and windfall profit taxes are paid on the property as of the last sale. It shall be the responsibility of Purchaser to pay its proportional share of all taxes accruing after the effective date of sale.

     PURCHASER agrees to perform all operations in compliance with applicable Local, State and Federal laws, rules and regulations, and to observe and perform all of the lease terms and provisions, express and implied, applicable to Purchaser’s interest in the sale premises. The parties hereto agree to execute such additional documents or instruments as necessary to transfer Purchaser’s seven and seven-eighths (7.875%) percent interest in any State, Federal, or Indian oil and gas properties sold herein to Purchaser.

     THIS BILL OF SALE shall be binding upon and inure to the benefit of the heirs, successors, personal representatives and assigns of the respective parties hereto.

Executed this 10th. day of January, 2006.

WITNESS: /s/ Donna K. Klimas WITNESS: /s/ Donna K. Klimas	SELLER: MCM Capital Management, Inc. /s/ Bill M. Conrad Bill M. Conrad, Secretary & Treasurer PURCHASER: Blue Star Energy, Inc. /s/ Raymond E. McElhaney Raymond E. McElhaney, President

EXHIBIT “A”

ATTACHED TO AND MADE A PART OF THAT BILL OF SALE AND CONVEYANCE FROM MCM CAPITAL MANAGEMENT, INC. EFFECTIVE JANUARY 10TH., 2006

1.

It is Seller’s intent to convey seven and seven-eighths (7.875%) percent of its working interest subject to their burdens, of its right, title and interest in and to the Oil and Gas Leases and/or mineral interests as described below.

LAND DESCRIPTION:

           #1 Stroh Well

           SW/4 of Section 35-T3N-R57W

           Morgan County, Colorado

           Containing 160 acres, more or less

           Subject to terms and conditions of all prior assignments

END OF EXHIBIT “A”